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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Homestead Village Incorporated for the registration of the offered securities and to the incorporation by reference therein of our report dated February 24, 1997, with respect to the financial statements of Homestead Village Incorporated as of and for the year ended December 31, 1996 included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Dallas, Texas
November 5, 1998